EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(a)Registration Statements (Form S-8 No. 333-139292, Form S-8 No. 333-87463) pertaining to the Astronics Corporation Employee Stock Purchase Plan,
(b)Registration Statement (Form S-8 No. 333-127137) pertaining to the Astronics Corporation 2005 Director Stock Option Plan,
(c)Registration Statement (Form S-8 No. 333-176044) pertaining to the Astronics Corporation 2011 Employee Stock Option Plan,
(d)Registration Statement (Form S-8 No. 333-222010) pertaining to the Astronics Corporation 2017 Long Term Incentive Plan,
(e)Registration Statement (Form S-8 No. 333-256514) pertaining to the Astronics Corporation Amended and Restated 2017 Long Term Incentive Plan, and
(f)Registration Statement (Form S-3 No. 333-272423) of Astronics Corporation;
of our reports dated March 4, 2024, with respect to the consolidated financial statements and schedule of Astronics Corporation and the effectiveness of internal control over financial reporting of Astronics Corporation included in this Annual Report (Form 10-K) of Astronics Corporation for the year ended December 31, 2023.
/s/ Ernst & Young LLP
Buffalo, New York
March 4, 2024